                                                                    EXHIBIT 99.1

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                           DECEMBER 31, 1997 AND 1996




                                TABLE OF CONTENTS




INDEPENDENT AUDITORS' REPORT.......................................................................1


FINANCIAL STATEMENTS

    Statements of Net Assets Available for Benefits
    December 31, 1997 and 1996.....................................................................2

    Statements of Changes in Net Assets Available for Benefits
    For the Year Ended December 31, 1997 and 1996..................................................3

    Notes to Financial Statements..................................................................4


SUPPLEMENTARY INFORMATION

    Schedule of Assets Held for Investment Purposes................................................8

                          INDEPENDENT AUDITORS' REPORT



Foothill Independent Bank
Partners In Your Future 401(K) Profit Sharing Plan
Glendora, California

We have audited the accompanying statements of net assets available for benefits of the Foothill Independent Bank Partners In Your Future 401 (K) Profit Sharing Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Foothill Independent Bank Partners In Your Future 401 (K) Profit Sharing Plan at December 31, 1997 and 1996, and the changes in its net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule of Assets Held for Investment Purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Rancho Cucamonga, California
March 10, 1998

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           DECEMBER 31, 1997 AND 1996

ASSETS

                                                          1997            1996
                                                       ----------      ----------
INVESTMENTS AT FAIR MARKET VALUE
      Mutual funds                                     $1,177,270      $  876,302
      Foothill Independent Bank stock                   2,195,789       1,064,272
      Money market funds                                  201,544         176,267
      Loan funds                                           73,041          24,835
                                                       ----------      ----------
                      Total Investments (Note #3)       3,647,644       2,141,676

CASH                                                                          289
RECEIVABLES (Note #4)                                      25,179          18,648
                                                       ----------      ----------
                      Total Assets                      3,672,823       2,160,613

LIABILITIES
      Benefits payable (Note #5)                           61,590          45,123

                                                       ----------      ----------
NET ASSETS AVAILABLE FOR BENEFITS                      $3,611,233      $2,115,490
                                                       ==========      ==========

The accompanying notes are an integral part of these financial statements.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                  FOR THE YEAR ENDED DECEMBER 31, 1997 AND 1996

                                                                    1997               1996
                                                                -----------        -----------
Additions To Net Assets Attributed To
      Net unrealized appreciation in fair value of assets       $   703,197        $   321,484
      Interest                                                       10,487              8,096
      Dividends                                                      23,180             97,180
      Realized gain on sale of assets                               230,327             13,172
      Other income                                                    2,760             41,732
                                                                -----------        -----------
                      Total Investment Income                       969,951            481,664
                                                                -----------        -----------

      Contributions
          Employee                                                  487,898            444,768
          Employer                                                  285,186            137,763
                                                                -----------        -----------
                      Total Contributions                           773,084            582,531
                                                                -----------        -----------
                      Total Additions to Net Assets               1,743,035          1,064,195

Deduction From Net Assets Attributed To
      Benefits paid directly to participants                       (233,934)          (193,154)
      Forfeitures                                                   (13,358)
                                                                -----------        -----------
                      Total Deductions from Net Assets             (247,292)          (193,154)
                                                                -----------        -----------


Net Increase in Net Assets                                        1,495,743            871,041
Net Assets Available for Benefits, Beginning of year              2,115,490          1,244,449
                                                                -----------        -----------
Net Assets Available for Benefits, End of year                  $ 3,611,233        $ 2,115,490
                                                                ===========        ===========

The accompanying notes are an integral part of these financial statements.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


Note #1 - Description of Plan

The following description of the Foothill Independent Bank Partners in Your Future 401(K) Profit Sharing Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

A.  General

    The Plan is a defined contribution plan covering all full-time employees of Foothill Independent Bank (FIB). There is no age or service requirement. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). FIB adopted the Plan effective January 1, 1994.

B.  Contributions

    Each year, FIB contributes to the Plan matching contributions equal to a discretionary percentage, to be determined by the Employer, of the participant's salary reductions. Participants may contribute up to 10 percent of their annual wages before bonuses and overtime.

C.  Participant Accounts

    Each participant's account is credited with the participant's contribution and allocation of (a) the FIB contributions, and (b) Plan earnings. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

D.  Vesting

    Participants are vested in FIB contributions according to the following schedule:


Year of
Service                                             Percentage
-------                                             ----------
1 Year                                                  25%
2 Years                                                 50%
3 Years                                                100%


    Employee contributions, deferrals and rollovers are immediately 100% vested. No vested benefit may be forfeited.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE #1 - DESCRIPTION OF PLAN, CONTINUED

E.  Payment of Benefits

    On termination of service, a participant may receive a lump-sum amount equal to the value of his or her account or may rollover the value of his or her account to another plan.

F.  Loans to Participants

    Participants may apply for a loan of up to one-half of total prior contributions. The loans are secured by the accounts of the participant. The loans are available to all participants and bear a reasonable rate of interest.

G.  Forfeited Accounts

    At December 31, 1997, forfeited nonvested accounts totaled $13,358. These accounts will be used to reduce future employer contributions.

NOTE #2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The financial statements of the Plan are prepared using the accrual method of accounting.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

Valuation of Assets

If available, quoted market prices are used to value investments. Many factors are considered in arriving at fair value. Mutual funds are valued based upon the market unit value of the fund as a whole and not on individual investments of the fund.

Tax Status

The Trust established under the Plan to hold the Plan's assets is qualified under the appropriate section of the Internal Revenue Code. Accordingly, the Plan's net investment income is exempt from income taxes. The Plan has received a favorable tax determination letter from the Internal Revenue Service and the Plan sponsor believes that the Plan continues to qualify and operate as designed.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE #2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Administration of Plan Assets

Contributions made by FIB and its employees are held and managed by a Trustee, which invests the cash received, interest and dividends in accordance with participant's instructions. Distributions to participants are made by the Trustee. The Trustee also administers the payment of principal and interest on participant loans.

Certain administrative functions are performed by officers or employees of FIB. No such officer or employee receives additional compensation from the Plan. The administrative and Trustee fees associated with the Plan are paid by FIB and not from the Plan assets.


Note #3 - Investments

The Plan's investments are held by a bank administered trust fund. The following table presents the fair values of investments. Investments that represent five percent or more of the Plan's net assets are separately identified.


                                               December 31, 1997              December 31, 1996
                                            -------------------------     -------------------------
                                            Cost Basis     Fair Value     Cost Basis     Fair Value
                                            ----------     ----------     ----------     ----------
Fair Value of Investments
      Mutual funds
         Growth equity fund                 $  564,182     $  555,967     $  325,590     $  373,010
          Intermediate term bond fund          167,759        169,256        155,256        154,868
          Balanced fund                        380,633        452,047        308,001        348,424
      Foothill Independent Bank stock        1,343,549      2,195,789        802,999      1,064,272
      Money market funds                       201,544        201,544        176,267        176,267
      Loan funds                                73,041         73,041         24,835         24,835
                                            ----------     ----------     ----------     ----------
                      Total Investments     $2,730,708     $3,647,644     $1,792,948     $2,141,676
                                            ==========     ==========     ==========     ==========


During 1997 and 1996, the Plan's investments (including investments bought, sold and held during the year) appreciated in value by $703,197 and $321,484 during 1997 and 1996, respectively, as follows:

                                           1997         1996
                                         --------     --------
Net change in Fair Value
     Mutual funds                        $ 84,491     $ 38,627
     Foothill Independent Bank stock      616,708      282,857
                                         --------     --------
          Net Change in Fair Value       $703,197     $321,484
                                         ========     ========

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE #4 - RECEIVABLES

Receivables at December 31, consist of the following:

                                              1997         1996
                                             -------      -------
Contributions
      Employer                               $10,028      $ 4,560
      Employee                                15,151       14,088
                                             -------      -------
                      Total Receivables      $25,179      $18,648
                                             =======      =======

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1997 AND 1996


NOTE #5 - PENDING BENEFITS PAYABLE

As of December 31, payments to participants who have withdrawn from the Plan, but have not yet been paid totaled $61,590 and $45,123 for 1997 and 1996, respectively.


NOTE #6 - TERMINATION OF PLAN

Although it has not expressed any intent to do so, FIB has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, subject to provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their accounts.

                            FOOTHILL INDEPENDENT BANK
                             PARTNERS IN YOUR FUTURE
                           401(K) PROFIT SHARING PLAN

                 SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 1997

FORM 5500 - SCHEDULE G

   Identity of Issue, Borrower,                                                            Current
    Lessor or Similar Party          Description of Investment          Cost                Value
   ----------------------------      -------------------------       ----------           ----------
Foothill Independent Bank        Common stock 131,091 shares         $1,343,549           $2,195,789
Union Bank Money Market Fund     Money market funds 201,544 units       201,544              201,544
Union Bank Intermediate Term
 Bond Fund                       Mutual funds 16,465 units              167,759              169,256
Union Bank Balanced Fund         Mutual funds 27,750 units              380,633              452,047
Union Bank Growth Equity Fund    Mutual funds 39,180 units              564,182              555,967
Participant Loans                Various loans at 8.25% to
                                 10.43% interest                         73,041               73,041
                                                                     ----------           ----------
                                                                     $2,730,708           $3,647,644
                                                                     ==========           ==========